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                         INDEPENDENT AUDITORS' CONSENT



         We consent to the use in this Registration Statement of Hancock Holding Company on Form S-4 of our report dated January 14, 1994, relating to the consolidated financial statements of First Denham Bancshares, Inc. and Subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                        /s/ Hannis T. Bourgeois & Co., L.L.P.
                                            HANNIS T. BOURGEOIS & CO., L.L.P.
                                            Baton Rouge, Louisiana
                                            October 27, 1994





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                                October 27, 1994


First Denham Bancshares, Inc. and Subsidiary
Denham Springs, Louisiana

         We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of First Denham Bancshares, Inc. and Subsidiary for the period ended September 30, 1994 and 1993, as indicated in our report dated October 3, 1994; because we did not perform an audit, we expressed no opinion on that information.

         We are aware that our report referred to above, is being used in this Registration Statement of Hancock Holding Company on Form S-4.

         We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


                                         /s/ Hannis T. Bourgeois & Co., L.L.P.

                                         HANNIS T. BOURGEOIS & CO., L.L.P.